[MDC PARTNERS GRAPHIC OMITTED]

                                 PRESS RELEASE
                             FOR IMMEDIATE RELEASE

FOR:                   MDC Partners Inc.
                       45 Hazelton Avenue
                       Toronto, Ontario M5R 2E3

CONTACTS:              Steven Berns                   Walter Campbell
                       Vice Chairman &                Chief Financial Officer
                       Executive Vice President       Tel: 416-960-9000 ex. 336
                       Tel:  416-960-9000 ex. 225

TSX Stock Symbol:      MDZ.SV.A
NASDAQ Stock Symbol:   MDCAE
Website:               www.mdc-partners.com


               MDC PARTNERS INC. FILES ITS 3RD QUARTER FORM 10-Q

                  Management to Host Investor Conference Call

Toronto, Canada, December 20, 2004 - MDC Partners Inc. (TSX: MDZ.SV.A; NASDAQ:
MDCAE) announced that it filed today its Form 10-Q for the periods ended September 30, 2004, as well as its restated Form 40-F/A for 2003 and Form 10-Q/A's for the periods ended March 31, 2004 and June 30, 2004.

MDC Partners Inc. will host a conference call to review today's filings. The conference call will begin Tuesday, December 21st at 4:15 p.m. (EST) and will be accessible by dialing 416-640-4127 or Toll Free 1-800-814-4861. Please ask the operator for the "MDC Partners Conference Call". To ensure proper connection, it is advised to call ten minutes prior to start time.

A slide presentation will be posted at 4:00 p.m. on Tuesday, December 21st on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available until Monday, December 27, 2004 by dialing 416-640-1917 or 1-877-289-8525 (Passcode 21106371#), or by
visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the world's leading marketing communications firms. Through its partnership of entrepreneurial firms, MDC Partners provides advertising and specialized communication services to leading brands throughout the United States and Canada. MDC Partners Class A shares are publicly traded on the Toronto Stock Exchange under the symbol MDZ.SV.A and on the NASDAQ under the symbol MDCAE.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties which may cause the actual results or objectives to be materially different from those expressed or implied by such forward-looking

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statements. Such factors include, among other things, the Company's financial performance; changes in the competitive environment; adverse changes in the economy; ability to maintain long-term relationships with customers; financing requirements; risks arising from material weaknesses in internal control over financial reporting; and other factors set forth in the Company's Form 40-F for its fiscal year ended December 31, 2003 and subsequent SEC filings.